                                                                  Exhibit No. 99

THE ALLSTATE CORPORATION
NEWS
                                                       For More Information:
                                                       Jim Dudas
Allstate Media Relations
                                                       (847) 402-4396

                                                       Robert Block
                                                       Phil Dorn
                                                       Investor Relations
                                                       (847) 402-2800
FOR IMMEDIATE RELEASE

ALLSTATE REPORTS 2000 FIRST QUARTER RESULTS

     NORTHBROOK, IL, April 20, 2000 -- The Allstate Corporation (NYSE: ALL) today reported that consolidated revenues for the first quarter of 2000 increased 7.0 percent to $7.29 billion from $6.81 billion for the same period in 1999. The growth was driven by increases in the Personal Property and Casualty and the Life and Savings business units, partially offset by decreased realized capital gains as compared to the same quarter in 1999.

     Before the impact of restructuring charges, operating income for the quarter was $481 million ($0.62 per diluted share) compared to $663 million ($0.81 per diluted share) for the same period in 1999, as increased premiums were offset by unseasonably higher catastrophe losses from multiple storms occurring during the quarter. Catastrophe losses for the quarter were $248 million after-tax ($0.32 per diluted share) versus $82 million after-tax ($0.10 per diluted share) during the first quarter of 1999. After the impact of restructuring charges, operating income was $463 million ($0.60 per diluted share) for the quarter ended March 31, 2000.

     Consolidated net income for the quarter was $561 million or $0.73 per diluted share, compared to $1.04 billion or $1.27 per diluted share for the same period in 1999, reflecting primarily the impact of higher catastrophe losses and decreased realized capital gains.

     "The number and severity of storms during the quarter, especially across the southern states, was unusual," said Chairman, President and CEO Edward M. Liddy. "Catastrophe losses in the first quarter were the highest since the first quarter of 1994, which included losses from the Northridge earthquake in California.

     "However, the fundamentals of the business remain strong, and during the quarter we made good progress on the implementation of the strategic initiatives introduced during 1999.

     "The integration of CNA Personal Lines (CNA) and American Heritage Life
(AHL) is proceeding on target and both operations are contributing positive growth and revenues," said Liddy. "AHL has begun to leverage the strength of the Allstate brand association and the Allstate agency channel, with positive initial acceptance. CNA has maintained its market presence in the independent agency channel, and has begun to develop new capabilities in the distribution area with a more sophisticated technology to support its agents.

     "The development of our multi-access strategy for Allstate property and casualty is on schedule, with the opening of our first client information center and enhanced Internet capabilities scheduled for later this month. As announced in November, we will begin the rollout of the first phase of our multi-access strategy in Oregon during the first week of May, and will progressively be adding new functionality as the rollout continues.

     "The expense savings initiatives announced in November were on plan for the quarter and the reorganization of our multiple employee agency programs into Allstate's single exclusive agency program continues. Production continues to be strong, and present indications are that the reorganization will proceed smoothly.

     "In the Life and Savings operation, total premiums and revenues continue to show strong positive growth, as a result of the continuing expansion of products and distribution channels. Management is committed to continuing to evolve its product and distribution mix to meet customers' needs and preferences, and the recent introduction of a dedicated marketing unit in Life and Savings will help achieve this strategy.

     "We remain confident that the strategies Allstate introduced last year are the right ones for the future, and we are concentrating on executing them superbly - on time and on budget. The results for the first quarter are encouraging and show that the execution phase is going well."

     PROPERTY-LIABILITY BUSINESS

     Property-Liability written premiums for the first quarter of 2000 increased
11.2 percent to $5.38 billion versus $4.84 billion during the same period of 1999. Higher written premiums during the quarter reflect an increase from the CNA personal lines acquisition and increased unit sales of auto and homeowners policies. Excluding the impacts of CNA and the New Jersey rate reform, written premiums increased 3.4 percent over the first quarter of 1999 to $4.81 billion.

     For the first quarter of 2000, total Property-Liability revenues increased
4.8 percent to $6.08 billion, compared to 1999 first quarter revenues of $5.80 billion. Before the impact of the restructuring charges, Property-Liability operating income for the first quarter of 2000 was $359 million versus 1999 first quarter operating income of $574 million, reflecting unseasonably higher catastrophe losses from multiple storms during the quarter, and increased auto loss costs. Auto loss costs were impacted by higher frequency, and increased severity due to inflationary pressures in medical and auto repair costs. Property-Liability operating income after the effects of restructuring was $342 million for the quarter. The combined ratio for the quarter was 99.7, although excluding catastrophe losses and restructuring charges the combined ratio was
92.2. Realized capital gains were $119 million after-tax in the first quarter of 2000, compared to $344 million after-tax for the same period in 1999. Net income in the Property-Liability segment was $461 million for the first quarter of 2000, compared to $918 million for the same period in the previous year.

     LIFE AND SAVINGS BUSINESS

     For the first quarter of 2000, Life and Savings statutory premiums and deposits increased 99.1 percent to $3.01 billion compared to $1.51 billion in the first quarter of 1999. The increase was primarily due to growth in variable annuity sales, including sales from the one-year-old alliance with Putnam Investments, and increased fixed annuity sales.

     Life and Savings revenues were $1.20 billion for the first quarter, compared to $990 million for the same period in the previous year as annuity sales contributed significantly to growth. Life and Savings operating income for the quarter was $127 million compared to $99 million for the same period in 1999, due to increased variable annuity fees and favorable mortality results during the quarter. Net income for the first quarter of 2000 was $131 million versus $136 million in the same period of 1999, due to lower realized capital gains.

     The Allstate Corporation is the nation's largest publicly held personal lines insurance company. Its main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has approximately 15,500 exclusive agencies in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is the nation's 17th largest life insurance business. The company's Independent Agency Markets unit sells personal property and casualty insurance through a network of 21,000 independent agencies across the country. Allstate maintains a website at www.allstate.com.

                                      # # #

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE BASED ON MANAGEMENT'S ESTIMATES, ASSUMPTIONS AND PROJECTIONS. THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A SAFE HARBOR UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934 FOR FORWARD-LOOKING STATEMENTS. IN ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, ALLSTATE NOTES THE FOLLOWING: (1) ITS ABILITY TO IMPLEMENT ITS TIER-BASED PRICING MODEL IS SUBJECT TO STATE REGULATION; (2) THE PROGRAMS IT HAS IMPLEMENTED TO ADDRESS ADVERSE PROFITABILITY TRENDS IN ITS NON-STANDARD AUTO INSURANCE BUSINESS MAY HAVE A TEMPORARY ADVERSE IMPACT ON WRITTEN PREMIUM GROWTH; (3) THE SUCCESS OF THE MULTI-ACCESS DISTRIBUTION MODEL MAY BE ADVERSELY AFFECTED BY THE LIMITED POOL OF INDIVIDUALS SUITED AND TRAINED TO DO SUCH WORK IN ANY GEOGRAPHIC AREA, PARTICULARLY IN LIGHT OF THE CURRENT LOW UNEMPLOYMENT RATE; (4) THE EXPENSE SAVINGS INITIATIVE IS DEPENDENT ON, AMONG OTHER THINGS, THE AGENCY PROGRAM REORGANIZATION; AND (5) THE AGENCY PROGRAM REORGANIZATION AND ASPECTS OF THE MULTI-ACCESS DISTRIBUTION MODEL ARE DEPENDENT UPON ALLSTATE'S ABILITY TO ADAPT CURRENT COMPUTER SYSTEMS AND TO DEVELOP AND IMPLEMENT NEW SYSTEMS.

SUMMARY OF RESULTS FOR THE QUARTER ENDED MARCH 31, 2000

                             Consolidated Highlights
($ in millions, except per-share amounts)

                                                            Quarter Ended
                                                              March 31
                                                 ---------------------------------
                                                  Est.
                                                  2000         1999         Change
                                                    $            $            %
Consolidated Revenues                             7,286        6,807          7.0
Operating Income before
  Restructuring Charges                             481          663        (27.5)
Operating Income Per
  Share (Diluted) before
  Restructuring Charges                             .62          .81        (23.5)
Restructuring Charges After-tax                      18           --           --
Operating Income                                    463          663        (30.2)
Operating Income Per Share(Diluted)                 .60          .81        (25.9)
Realized Capital Gains After-tax                    109          381        (71.4)
Dividends on Preferred Securities
   of Subsidiary Trusts                             (11)          (9)        22.2
Net Income                                          561        1,035        (45.8)
Net Income Per Share(Diluted)                       .73         1.27        (42.5)
Weighted Average Shares
 Outstanding (Diluted)                            772.1        817.0         (5.5)

- For the first quarter of 2000, consolidated revenues increased to $7.3 billion, an increase of 7.0 percent over the first quarter of 1999.

- Property-Liability written premiums increased 11.2 percent to $5.4 billion during the quarter versus $4.8 billion during the same period in 1999, due in part to policies in force growth of 3.0 percent over the first quarter of last year. Excluding the impacts of CNA and the New Jersey rate reform, written premiums increased 3.4 percent over the first quarter of 1999 to $4.81 billion.

- Life and Savings statutory premiums and deposits increased 99.1 percent as variable annuity sales were up 157.3 percent and fixed annuity sales were up 121.2 percent during the quarter as compared to the first quarter of 1999.

- Consolidated operating income before the impact of restructuring was $481 million or $.62 per share, on a diluted basis. Consolidated operating income, including the effects of restructuring was $463 million or $.60 per diluted share. Prior year first quarter operating income was $663 million or $.81 per diluted share. Operating income decreased during the quarter as increased premiums were offset by higher catastrophe losses.

- During the first quarter of 2000, the company acquired approximately 37 million shares of its stock, at a cost of $794 million, as part of its stock repurchase program.

                          Property-Liability Highlights
($ in millions, except ratios)

                                                            Quarter Ended
                                                              March 31
                                                 ---------------------------------
                                                  Est.
                                                  2000         1999         Change
                                                    $            $            %
Property-Liability
  Premiums Written                                 5,379       4,839         11.2
Property-Liability Revenues                        6,079       5,802          4.8
Operating Income before
  Restructuring Charges                              359         574        (37.5)
Restructuring Charges After-tax                       17          --           --
Operating Income                                     342         574        (40.4)
Realized Capital Gains After-tax                     119         344        (65.4)
Net Income                                           461         918        (49.8)
Catastrophes After-tax                               248          82           --

Combined Ratio before impacts
  of catastrophes and
  restructuring charges                             92.2        89.9       2.3pts

Impact of catastrophes                               7.0         2.6       4.4pts
Impact of restructuring                               .5          --        .5pts

Combined Ratio                                      99.7        92.5       7.2pts

                           Life and Savings Highlights
($ in millions)

                                                            Quarter Ended
                                                              March 31
                                                 ---------------------------------
                                                  Est.
                                                  2000         1999         Change
                                                    $            $            %
Statutory Premiums and Deposits                     3,009       1,511        99.1
Life and Savings GAAP Revenues                      1,200         990        21.2
Operating Income before
  Restructuring Charges                               128          99        29.3
Restructuring Charges After-tax                         1          --          --
Operating Income                                      127          99        28.3
Realized Capital Gains After-tax                        4          37       (89.2)
Net Income                                            131         136        (3.7)
Investment including Separate
  Accounts                                         50,875      42,554        19.6

                            THE ALLSTATE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Three Months Ended March 31
                                                 Est.                       Percent
($ in millions except per share data)            2000         1999          Change
                                                -------      -------        -------
REVENUES
 Property-liability insurance premiums          $ 5,471      $ 4,852         12.8
 Life and annuity premiums
  and contract charges                              541          385         40.5
 Net investment income                            1,090          971         12.3
 Realized capital gains and losses                  184          599        (69.3)
                                                -------      -------
  Total revenues                                  7,286        6,807          7.0
                                                -------      -------

COSTS AND EXPENSES
 Property-liability insurance
  claims and claims expense                       4,138        3,321         24.6
 Life and annuity contract benefits                 745          606         22.9
 Amortization of deferred policy
  acquisition costs                                 890          793         12.2
 Operating costs and expenses                       650          552         17.8
 Restructuring charges                               28            -            -
 Interest expense                                    47           30         56.7
                                                -------      -------
  Total costs and expenses                        6,498        5,302         22.6
                                                -------      -------

Income from operations before income
 tax expense and dividends on
 preferred securities                               788        1,505        (47.6)

Income tax expense                                  216          461        (53.1)
                                                -------      -------

Income before dividends on preferred
 securities                                         572        1,044        (45.2)

Dividends on preferred securities
 of subsidiary trusts                               (11)          (9)        22.2
                                                -------      -------

Net income                                      $   561      $ 1,035        (45.8)
                                                =======      =======

Net income per share - Diluted                  $  0.73      $  1.27
                                                =======      =======

Weighted average shares - Diluted                 772.1        817.0
                                                =======      =======

Net income per share - Basic                    $  0.73      $  1.27
                                                =======      =======

Weighted average shares - Basic                   767.6        813.6
                                                =======      =======

                            THE ALLSTATE CORPORATION
                             CONTRIBUTION TO INCOME

                                                         Three Months Ended
                                                             March 31,
                                                 ----------------------------------
                                                   Est.                     Percent
($ in millions except per share data)              2000        1999         Change
                                                 -------     ---------      -------
CONTRIBUTION TO INCOME
 Operating income                                $   463     $     663      (30.2)
 Realized capital gains and losses                   109           381      (71.4)
 Dividends on preferred securities
  of subsidiary trusts                               (11)           (9)      22.2
                                                 -------     ---------

 Net income                                      $   561     $   1,035      (45.8)
                                                 =======     =========

 Operating income before the impact of
  restructuring charges                          $   481     $     663      (27.5)
                                                 =======     =========

INCOME PER SHARE (DILUTED)
 Operating income                                $  0.60     $    0.81      (25.9)
 Realized capital gains and losses                  0.14          0.47      (70.2)
 Dividends on preferred securities
  of subsidiary trusts                             (0.01)        (0.01)         -
                                                 -------     ---------

 Net income                                      $  0.73     $    1.27      (42.5)
                                                 =======     =========

 Operating income before the impact of
  restructuring charges                          $  0.62     $    0.81      (23.5)
                                                 =======     =========

BOOK VALUE PER SHARE - DILUTED                   $ 21.72     $   21.37
                                                 =======     =========

                            THE ALLSTATE CORPORATION
                            SUPPLEMENTARY INFORMATION

                                                           Three Months Ended
                                                                March 31,
                                                           Est.
($ in millions)                                            2000          1999
                                                          -------      --------
PROPERTY-LIABILITY
 Premiums written                                         $  5,379     $  4,839
                                                          ========     ========
 Premiums earned                                          $  5,471     $  4,852
 Claims and claims expense                                   4,138        3,321
 Operating costs and expenses                                1,290        1,165
 Restructuring charges                                          26            -
                                                          --------     --------
 Underwriting income                                            17          366
                                                          --------     --------
 Net investment income                                         424          420
 Income tax expense on operations                               99          212
                                                          --------     --------
 Operating income                                              342          574

 Realized capital gains and losses, after-tax                  119          344
                                                          --------     --------
 Net income                                               $    461     $    918
                                                          ========     ========
 Catastrophe losses                                       $    382     $    126
                                                          ========     ========
 Operating ratios
  Claims and claims expense ratio                             75.6         68.5
  Expense ratio                                               24.1         24.0
                                                          --------     --------
  Combined ratio                                              99.7         92.5
                                                          ========     ========
 Effect of catastrophe losses on combined ratio                7.0          2.6
                                                          ========     ========
 Effect of restructuring charges on combined ratio             0.5            -
                                                          ========     ========
LIFE AND SAVINGS
 Statutory premiums and deposits                          $  3,009     $  1,511
                                                          ========     ========
 Investments including Separate Account assets            $ 50,875     $ 42,554
                                                          ========     ========
 Premiums and contract charges                            $    541     $    385
 Net investment income                                         637          536
 Contract benefits                                             745          606
 Operating costs and expenses                                  235          163
 Restructuring charges                                           2            -
 Income tax expense on operations                               69           53
                                                          --------     --------
 Operating income                                              127           99

 Realized capital gains and losses, after-tax                    4           37
                                                          --------     --------
 Net income                                               $    131     $    136
                                                          ========     ========

                                                           Three Months Ended
                                                                March 31,
                                                           Est.
($ in millions)                                            2000          1999
                                                          -------      --------
CORPORATE AND OTHER
 Operating loss                                           $     (6)    $    (10)
 Realized capital gains and losses, after-tax                  (14)           -
 Dividends on preferred securities
  of subsidiary trusts                                         (11)          (9)
                                                          ---------    ---------
 Net loss                                                 $    (31)    $    (19)
                                                          =========    =========

                                     THE ALLSTATE CORPORATION
                             UNDERWRITING RESULTS BY AREA OF BUSINESS

                                                Three Months Ended
($ in millions)                                     March 31,
                                              ---------------------
                                               Est.                         Percent
                                               2000          1999           Change
                                              -------       -------         -------
CONSOLIDATED UNDERWRITING SUMMARY
 PP&C                                         $    22       $   367         (94.0)
 Discontinued lines and coverages                  (5)           (1)            -
                                              -------       -------
  Underwriting income                         $    17       $   366         (95.4)
                                              =======       =======

PP&C UNDERWRITING SUMMARY
 Premiums written                             $ 5,379       $ 4,832          11.3
                                              =======       =======
 Premiums earned                              $ 5,470       $ 4,845          12.9
 Claims and claims expense                      4,134         3,318          24.6
 Other costs and expenses                       1,288         1,160          11.0
 Restructuring charges                             26             -             -
                                              -------       -------
  Underwriting income                         $    22       $   367         (94.0)
                                              =======       =======

 Catastrophe losses                           $   382       $   126         203.2
                                              =======       =======
 Operating ratios
  Claims and claims expense ratio                75.6          68.5
  Expense ratio                                  24.0          23.9
                                              -------       -------
  Combined ratio                                 99.6          92.4
                                              =======       =======

  Effect of catastrophe losses
   on combined ratio                              7.0           2.6
                                              =======       =======

  Effect of restructuring charges
   on combined ratio                              0.5             -
                                              =======       =======

DISCONTINUED LINES AND COVERAGES
 UNDERWRITING SUMMARY
 Premiums written                             $     -       $     7             -
                                              =======       =======
 Premiums earned                              $     1       $     7             -
 Claims and claims expense                          4             3          33.3
 Other costs and expenses                           2             5         (60.0)
                                              -------       -------
  Underwriting loss                           $    (5)      $    (1)            -
                                              =======       =======

                            THE ALLSTATE CORPORATION
              PROPERTY-LIABILITY PREMIUMS WRITTEN BY MARKET SEGMENT
                                 ($ IN MILLIONS)

                                                                              Three Months Ended
                                                                                   March 31,
                                                                   ---------------------------------------
                                                                    2000            1999            Change
                                                                      $              $                %
                                                                    ----            ----            ------
 PP&C
 Preferred, standard and other voluntary automobile                $3,162          $2,827             11.9
 Non-standard/specialty automobile                                    876             859              2.0
 Involuntary automobile                                                13              23            (43.5)
 Commercial lines                                                     169             154              9.7
 Homeowners                                                           864             700             23.4
 Other personal lines                                                 295             269              9.7
                                                                   ------          ------
                                                                    5,379           4,832             11.3
                                                                   ------          ------
 DISCONTINUED LINES AND COVERAGES                                       -               7                -
                                                                   ------          ------
 TOTAL                                                             $5,379          $4,839             11.2
                                                                   ======          ======